UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2012 (May 8, 2012)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

300 Galleria Parkway

Atlanta, GA 30339

(Address of principal executive office)

Registrant’s telephone number, including area code (770) 563-7400

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 8, 2012, we entered into a credit agreement (the “Credit Agreement”) among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, TDS Investor (Luxembourg) S.à r.l., as intermediate parent guarantor, Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders party thereto (the “Credit Agreement”). The Credit Agreement, among other things: (i) allows for a new $175,000,000 term loan secured on a junior priority basis to the liens under the previously disclosed Fourth Amended and Restated Credit Agreement (as described in, and filed with, our Current Report on Form 8-K of October 6, 2011) and on a senior priority basis to the liens under the previously disclosed Indenture (as described in, and filed with, our Current Report on Form 8-K of December 6, 2011), to be used to refinance in full the non-extended term loans outstanding under the Fourth Amended and Restated Credit Agreement and to refinance a portion of the extended term loans outstanding under the Fourth Amended and Restated Credit Agreement; (ii) allows for incremental loans to refinance loans outstanding under the Fourth Amended and Restated Credit Agreement; (iii) subject to certain exceptions, contains covenants that are substantially the same as those in the Fourth Amended and Restated Credit Agreement, with certain negative covenant baskets set with a 10% cushion to the levels set forth in the Fourth Amended and Restated Credit Agreement; and (iv) contains a total leverage ratio test, which is initially set at 8.75X until June 30, 2013, and a senior secured leverage ratio test, which is initially set at 4.95X until December 31, 2012.

Revolving Credit Loan Modification Agreement

On May 8, 2012, we entered into a revolving credit loan modification agreement (the “Revolving Credit Loan Modification Agreement”), relating to the Fourth Amended and Restated Credit Agreement. The Revolving Credit Loan Modification Agreement, among other things, (i) extends the maturity date of certain of the revolving loans under the Fourth Amended and Restated Credit Agreement to May 24, 2015 and (ii) increases the commitment fee on such extended revolving loans from 75 basis points to 300 basis points.

Certain of the agents and lenders party to the Credit Agreement and Revolving Credit Loan Modification Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing descriptions of the Credit Agreement and Revolving Credit Loan Modification Agreement do not purport to be complete and are qualified in their entirety by reference to the text of such documents, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, Simon Gray, our Senior Vice President and Chief Accounting Officer, notified us that he intends to resign from the Company in order to accept a position with a UK FTSE 100 publicly listed company. Mr. Gray’s resignation will be effective end of July 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 8, 2012, among Travelport LLC, Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.À R.L., the lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent.

10.2	Revolving Credit Loan Modification Agreement, dated as of May 8, 2012, among Travelport LLC, Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.À R.L., UBS AG, Stamford Branch, as administrative agent, collateral agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, the lenders from time to time party thereto, Credit Suisse Securities (USA) LLC, as syndication agent, and the other agents and persons party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Rochelle J. Boas
Rochelle J. Boas

Senior Vice President, Legal and Assistant Secretary

Date: May 14, 2012

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated May 14, 2012 (May 8, 2012)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 8, 2012, among Travelport LLC, Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.À R.L., the lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent.

10.2	Revolving Credit Loan Modification Agreement, dated as of May 8, 2012, among Travelport LLC, Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.À R.L., UBS AG, Stamford Branch, as administrative agent, collateral agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, the lenders from time to time party thereto, Credit Suisse Securities (USA) LLC, as syndication agent, and the other agents and persons party thereto.